BAB HOLDINGS, INC.
3 MONTHS ENDED MAY 31, 1996 V. 3 MONTHS ENDED MAY 31, 1995
AND 6 MONTHS ENDED MAY 31, 1996 V. 6 MONTHS ENDED MAY 31, 1995


                                                     3 MONTHS         3 MONTHS            6 MONTHS          6 MONTHS
                                                     5/31/96          5/31/95             5/31/96           5/31/95
PRIMARY EPS
      Net income (loss) from operations             64,832.10        (44,037.00)         143,644.81      (124,185.68)
      Less pref. stock dividend                           -           (3,790.95)                -          (5,944.31)
                                                    --------------------------------   -------------------------------
          Loss applicable to common                 64,832.10        (47,827.95)         143,644.81      (130,129.99)
                                                    ================================   ===============================
      Weighted average shares o/s                   7,350,290         3,324,301           7,178,219        3,055,801

      Net loss per common share                         $0.01            ($0.01)              $0.02           ($0.04)




FULLY DILUTIVE EPS

      Net income (loss) from operations             64,832.10        (44,037.00)         143,644.81      (124,185.68)
      Less pref. stock dividend                           -           (3,790.95)                 -         (5,944.31)
      Add back "as if" stock dividend                     -            3,790.95                  -          5,944.31
      Bond interest exp on "as if " conv.                 -            2,617.85              566.00         5,593.60
                                                    --------------------------------   ----------------------------------
          Loss applicable to common                 64,832.10        (41,419.15)         144,210.81      (118,592.08)
                                                    ================================   ==================================

      Weighted average shares o/s                   7,381,545         3,401,741           7,232,153        3,401,741

      Net loss per common share,
           fully diluted                                $0.01            ($0.01)              $0.02           ($0.03)
